UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 2010

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 24, 2010, the Board of Directors of FX Energy, Inc., approved the following amendments to the noted sections of its bylaws:

New Section 3.07:

Section 3.07 Notice.  Notice of any special meeting can be given at least 48 hours prior thereto by written notice delivered personally or by confirmed registered mail or certified mail, postage prepaid; or by overnight courier; or by facsimile; or by electronic mail or text message; or by other form of electronic transmission.  For the purposes of this section 3.07, electronic transmission shall include any process of communication not directly involving the physical transfer of paper that is suitable for the receipt, retention, retrieval, and reproduction of information by the recipient, whether by electronic mail, text message, facsimile, or otherwise.  Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile, electronic mail, or other electronic transmission, or as of the day following dispatch by overnight courier.  Each director shall register his or her physical and electronic addresses and text-enabled telephone number(s) with the secretary for the purpose of receiving notices, and shall be responsible for providing the secretary with any necessary updates.  Any director may waive notice of any meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

The foregoing replaces the following previous section:

Section 3.07 Notice.  Notice of any special meeting can be given at least 72 hours prior thereto by written notice delivered personally or sent by facsimile transmission confirmed by registered mail or certified mail, postage prepaid, or by overnight courier to each director.  Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile transmission or as of the day following dispatch by overnight courier.  Each director shall register his or her address and telephone number(s) with the secretary for purpose of receiving notices.  Any director may waive notice of any meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

New Section 7.03:

Section 7.03 Proceedings.  The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time.  Each committee may make rules not inconsistent with the provisions of Article III for the conduct of its business as it shall from time to time deem necessary.  It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

The foregoing replaces the following previous section:

Section 7.03 Proceedings.  The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time.  Each committee may make rules for the conduct of its business as it shall from time to time deem necessary.  It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.05	Bylaws of FX Energy, Inc., as amended May 24, 2010	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: June 8, 2010	By:	/s/ Scott Duncan
Scott Duncan, Vice President